Exhibit 24.1

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Park-Ohio Holdings Corp., an Ohio corporation (the “Corporation”), hereby constitutes and appoints Edward F. Crawford, Matthew V. Crawford and Robert D. Vilsack, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-8 relating to the registration of certain equity securities of the Corporation to be offered in connection with the Park-Ohio Holdings Corp. 2015 Equity and Incentive Compensation Plan, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
Executed as of June 3, 2015.

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Signature	Title
/s/ Edward F. Crawford	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
Edward F. Crawford
/s/ W. Scott Emerick	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
W. Scott Emerick
/s/ Matthew V. Crawford	President, Chief Operating Officer and Director
Matthew V. Crawford
/s/ Patrick V. Auletta	Director
Patrick V. Auletta
/s/ Kevin R. Greene	Director
Kevin R. Greene
/s/ A. Malachi Mixon, III	Director
A. Malachi Mixon, III
/s/ Dan T. Moore	Director
Dan T. Moore
/s/ Ronna Romney	Director
Ronna Romney
/s/ Steven H. Rosen	Director
Steven H. Rosen
/s/ James W. Wert	Director
James W. Wert

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